UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2009

HUNGARIAN TELEPHONE AND CABLE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11484	13-3652685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Third Avenue, Suite #3400 Seattle, Washington 98101-3034
(Address of Principal Executive Offices)

(206) 654-0204
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On February 26, 2009, Hungarian Telephone and Cable Corp. (“HTCC Delaware”) completed a corporate reorganization resulting in a change of its place of incorporation from Delaware to Denmark pursuant to the Agreement and Plan of Merger dated as of November 27, 2008 by and among HTCC Delaware, Invitel Holdings A/S (“Invitel Denmark”) and Invitel Sub L.L.C. (the “Merger Agreement”).  The Merger Agreement was approved by the stockholders of HTCC Delaware at a special meeting held on February 24, 2009.  Prior to the special meeting, HTCC Delaware obtained the necessary waiver under certain of its credit facilities to complete the merger.  HTCC Delaware issued a press release today in relation to the completion of the reorganization which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This report serves as notice that Invitel Denmark is the successor issuer to HTCC Delaware pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to paragraph (a) of Rule 12g-3, the ordinary shares of Invitel Denmark are deemed registered under Section 12(b) of the Exchange Act.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits
99.1	Press release dated February 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date:	February 26, 2009	By:	/s/ Peter T. Noone
Peter T. Noone
General Counsel

Hungarian Telephone and Cable Corp.

Exhibit Index

Exhibit Number	Description of Document

99.1	Press Release dated February 26, 2009